PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT – *EXCLUSIVE EVALUATION OPTION LICENSE*

This **Agreement** is based on the model Patent License Exclusive Agreement adopted by the U.S. Public Health Service ("**PHS**") Technology Transfer Policy Board for use by components of the National Institutes of Health ("**NIH**"), the Centers for Disease Control and Prevention ("**CDC**"), and the Food and Drug Administration ("**FDA**"), which are agencies of the **PHS** within the Department of Health and Human Services ("**HHS**").

This Cover Page identifies the Parties to this **Agreement**:

The U.S. Department of Health and Human Services, as represented by

National Cancer Institute

an Institute or Center (hereinafter referred to as the "**IC**") of the

NIH

and

Connectyx Technologies Holdings Group

hereinafter referred to as the "**Licensee**",

having offices at 1825 NW Corporate Boulevard, Suite 110, Boco Raton, FL 33431,

created and operating under the laws of Florida.

Tax ID No.: 26-1412177

A-449-2020

For the **IC** internal use only:

License Number: L-009-2021-0

License Application Number: A-449-2020

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

HHS Ref. No. E-221-2015-0
Entitled: "ANTIBODY - DRUG CONJUGATES FOR TARGETING CD56 - POSITIVE TUMORS"
Inventors: Dimiter S. Dimitrov, Yang Feng, and Zhongyu Zhu (NCI), and John M. Maris, Robyn Tovah Sussman (Children's Hospital of Philadelphia "CHOP").

I. U.S. Provisional Patent Application No. 62/199,707 filed July 31, 2015. **HHS** Ref No. E-221-2015-0-US-01

II. PCT Application No. PCT/US2016/044777 filed 07/29/2016. **HHS** Ref. No. E-221-2015-0-PCT-02

III. US Patent No. 10,548,987 issued February 04, 2020 (Patent Application No. 15/747,620 filed January 25, 2018). **HHS** Ref. No. E-221-2015-0-US-03.

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): NA

Additional Remarks:

Public Benefit(s): Development of an anti-CD56 antibody drug conjugate for the treatment of glioblastoma.

This Patent License Agreement, hereinafter referred to as the "**Agreement**", consists of this Cover Page, an attached **Agreement**, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Royalty Payment Option), and Appendix G (Shipping Information).

The **IC** and the **Licensee** agree as follows:

1. BACKGROUND

1.1 In the course of conducting biomedical and behavioral research, the **IC** investigators made inventions that may have commercial applicability.

1.2 By assignment of rights from **IC** employees and other inventors, **HHS**, on behalf of the **Government**, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. **HHS** also owns any tangible embodiments of these inventions actually reduced to practice by the **IC**.

1.3 The Secretary of **HHS** has delegated to the **IC** the authority to enter into this **Agreement** for the licensing of rights to these inventions.

1.4 The **IC** desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5 The **Licensee** desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2. DEFINITIONS

2.1 **"Affiliate(s)"** means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the **Licensee**. For this purpose, the term "control" shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2 **"Benchmarks"** mean the performance milestones that are set forth in Appendix D.

2.3 **"Commercial Evaluation Plan"** means the written evaluation plan attached as Appendix E, submitted to the **IC** by the **Licensee** that describes plans for initial development of the **Licensed Products** or **Licensed Processes** within the scope of the **Licensed Patent Rights** and the **Licensed Field(s) of Use** under the terms of this **Agreement**.

2.4 **"Commercial Development Plan"** means a written commercialization plan, to be submitted to the **IC** upon **Licensee**'s exercise of the option under the terms of this **Agreement**, that describes plans for complete development and achievement of "practical application", as defined in 35 U.S.C, § 201(f), of subject matter relevant to the **Licensed Patent Rights.**

2.5 **"Commercial Purpose"** means the sale, lease, license, distribution in lieu of purchase, or any other transfer of the **Licensed Products**, excluding transfers to contractors or non-profit collaborators for internal evaluation or internal research. **Commercial Purpose** shall also include uses of the **Licensed Products** to perform contract research, to screen libraries, to produce or manufacture products for general sale, or to conduct activities that result in any direct or indirect sale, lease, license, or transfer of the **Licensed Products**.

2.6 **"CRADA"** means a Cooperative Research and Development Agreement.

2.7 **"Effective Date"** means the date when the last party to sign has executed this **Agreement**.

2.8 **"Extraordinary Expenditures"** means expenses arising from actions beyond the norms of typical preparation, filing, and prosecution of the **Licensed Patent Rights**, including, without limitation, interferences, reexaminations, reissues, oppositions, and defense.

2.9 **"FDA"** means the Food and Drug Administration.

2.10 **"Government"** means the Government of the United States of America.

2.11 **"Licensed Fields of Use"** means the fields of use identified in Appendix B.

2.12 **"Licensed Patent Rights"** shall mean:

(a) Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents;

(b) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.12(a):

(i) continuations-in-part of 2.12(a);

(ii) all divisions and continuations of these continuations-in-part;

(iii) all patents issuing from these continuations-in-part, divisions, and continuations;

(iv) priority patent application(s) of 2.12(a); and

(v) any reissues, reexaminations, and extensions of these patents;

(c) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.12(a): all counterpart foreign and U.S. patent applications and patents to 2.12(a) and 2.12(b), including those listed in Appendix A; and

(d) **Licensed Patent Rights** shall *not* include 2.12(b) or 2.12(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.12(a).

2.13 **"Licensed Processes"** means processes which, in the course of being practiced, would be within the scope of one or more claims of the **Licensed Patent Rights** that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.14 **"Licensed Products"** means tangible materials which, in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the **Licensed Patent Rights** that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.15 "**Licensed Territory**" means the geographical area identified in Appendix B.

2.16 "**Materials**" means tangible materials provided to the **Licensee** by **IC**, as available, including all progeny, subclones and unmodified derivatives thereof, if applicable, as described in Appendix A.

2.17 "**Net Sales**" means the total gross receipts for sales of **Licensed Products** or practice of **Licensed Processes** by or on behalf of the **Licensee** or its sublicensees, and from leasing, renting, or otherwise making the **Licensed Products** available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the **Licensee**, or sublicensees, and on its payroll, or for the cost of collections.

2.18 "**Practical Application**" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or **Government** regulations available to the public on reasonable terms.

2.19 "**Research License**" means a nontransferable, nonexclusive license to make and to use the **Licensed Products** or the **Licensed Processes** as defined by the **Licensed Patent Rights** for purposes of research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

2.20 "**Third Party Contractor(s)**" means a third-party organization, acting with, on behalf and for the benefit of **Licensee** limited to the development of the **Licensed Products** for consideration.

3. GRANT OF RIGHTS

3.1 The **IC** hereby grants to the **Licensee** an exclusive evaluation license, for evaluation purposes only, to make and use, *but not to sell*, the **Materials** or **Licensed Products** or inventions within the scope of the **Licensed Patent Rights** within the **Licensed Fields of Use** and in the **Licensed Territory**, and to practice **Licensed Processes** within the **Licensed Fields of Use** and in the **Licensed Territory**. The rights provided herein are provided for the evaluation of commercial applications only and not for a **Commercial Purpose**.

3.2 The **Licensee** is entitled to transfer **Materials** to **Third-Party Contractor(s)** and to authorize its **Third-Party Contractor(s)** to make, have made and to use, but not to sell **Materials** and **Licensed Products** on **Licensee**'s behalf solely in the **Licensed Fields of Use** and in the **Licensed Territory**. **Licensee** shall ensure that such **Third-Party Contractors** comply with the terms and obligations of this **Agreement** with respect to their use of the **Materials** and/or the **Licensed Products**.

3.3 To exercise the exclusive option, **Licensee** must submit a written notice to the **IC** one (1) month prior to the termination or expiration of this **Agreement.** The written notice must include an updated License Application and a **Commercial Development Plan** and will initiate a negotiation period that expires three (3) months after the exercise of the option. In the absence of **Licensee**'s exercise of the option to an exclusive license, the **IC** will be free to license the **Licensed Patent Rights** within or outside the **Licensed Fields of Use** to others. These time periods may be extended at the sole discretion of **IC** upon written request and a showing of good cause by **Licensee. Licensee** agrees that the continued use of the **Materials, Licensed Products,** or **Licensed Patent Rights** after expiration or termination of this **Agreement** will occur only pursuant to a separate license agreement. The continued use of the **Materials, Licensed Products,** or **Licensed Patent Rights** after expiration or termination of this **Agreement** without the exercise of the exclusive option or the execution of a separate license agreement granting such rights will be considered a material breach of this **Agreement.**

3.4 For the avoidance of doubt, the **Licensed Fields of Use** provided in this **Agreement** is only applicable for the Exclusive Evaluation Option License. The licensed field of use for any subsequent Exclusive Commercial Patent License Agreement shall be commensurate in scope with the **Commercial Development Plan** provided at the time of negotiation of any such license and subject to **IC's** review and approval, and the **Licensee** acknowledges that it may be narrowed for the subsequent Exclusive Commcercial Patent License Agreement.

3.5 This **Agreement** confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the **IC** other than the **Licensed Patent Rights** regardless of whether these patents are dominant or subordinate to the **Licensed Patent Rights.**

3.6 The **Licensee** represents that it and **Third Party Contractor(s)** have the facilities, personnel, and expertise to evaluate the commercial applications of the **Materials, Licensed Products, Licensed Processes,** or inventions within the scope of the **Licensed Patent Rights** within the **Licensed Fields of Use** as outlined in the **Commercial Evaluation Plan.**

4. SUBLICENSING

4.1 Under this **Agreement**, sublicensing is not permitted.

5. STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1 The **IC** reserves on behalf of the **Government** an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the **Licensed Patent Rights** throughout the world by or on behalf of the **Government** and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the **Government** is a signatory.

5.2 The **Licensee** acknowledges that the **IC** may enter into future **CRADAs** under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this **Agreement.** The **Licensee** agrees not to unreasonably deny requests for a **Research License** from future collaborators with the **IC** when acquiring these rights is necessary in order to make a **CRADA** project feasible. The **Licensee** may request an opportunity to join as a party to the proposed **CRADA.**

5.3 The **IC** reserves the right to grant **Research Licenses** directly or to require the **Licensee** to grant **Research Licenses** on reasonable terms. The purpose of these **Research Licenses** is to encourage basic research, whether conducted at an academic or corporate facility. To safeguard the **Licensed Patent Rights**, however, the **IC** shall consult with the **Licensee** before granting to commercial entities a **Research License** or providing to them research samples of materials made through the **Licensed Processes**.

5.4 If **Licensee** executes an exclusive or non-exclusive commercialization license after the expiration of this **Agreement**, as per in Paragraph 3.3, **Licensee** agrees that products used or sold in the United States embodying the **Licensed Products** or produced through use of the **Licensed Processes** shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the **IC**.

6. ROYALTIES AND REIMBURSEMENT

6.1 In consideration of the grant in Paragraph 3.1, the **Licensee** agrees to pay the **IC** a non-creditable, non-refundable, license issue royalty as set forth in Appendix C within sixty (60) days of the **Effective Date** of this **Agreement**, and a second non-creditable, non-refundable, patent reimbursement royalty on the one-year anniversary of the **Effective Date** of this **Agreement**. These royalties shall be paid in U.S. dollars in accordance with the payment schedule listed in Appendix C. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in *The Wall Street Journal* on the day that the payment is due. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the **Licensee**.

6.2 As described below in Paragraph 7.2, when the **IC** has approved **Licensee**'s request for additional patent filings or additional prosecution actions beyond those taken by the **IC**, the **Licensee** shall be wholly responsible to the law firm employed by the **IC** for direct payment of all expenses resulting from such approved requests. In this event, the **IC** and not the **Licensee** shall be the client of the law firm, and the **Licensee** acknowledges that the **IC** will not provide privileged attorney-client communications or work product to the **Licensee**.

7. PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1 Except as otherwise provided in this Article 7, the **IC** agrees to take responsibility for the prosecution and maintenance of the patent applications or patents listed in Appendix A, which are the **Licensed Patent Rights** on the **Effective Date** of this **Agreement**. If the **IC** anticipates the possibility of any **Extraordinary Expenditures**, the **IC** will send prior written notice to **Licensee**, and the **IC** will not be required to incur such **Extraordinary Expenditures**. At the **IC**'s sole option, the **IC** may elect to abandon the patent rights associated with such **Extraordinary Expenditures**. In such event, the **Licensee** may request that the **IC** incur such **Extraordinary Expenditures** at the **Licensee's** expense, which shall require approval by **IC**. In addition, the **Licensee** may request further prosecution actions beyond those taken by the **IC**. Such actions shall be at the sole expense of the **Licensee** and shall require approval by the **IC**.

7.2 The **IC** will not be required to prepare, file, prosecute, or maintain additional patents or patent applications outside of those listed in Appendix A. The **Licensee** may request filing of future, related patent applications beyond those listed in Appendix A, which shall require approval by **IC** and will not be unreasonably denied without cause. However, in this event, the **Licensee** shall render direct payment for all related expenses resulting from **Licensee's** requests in the manner described above in Paragraph 6.2.

7.3 Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the **Licensed Patent Rights** and any related patent applications or patents. The **IC** shall consult with the **Licensee** on the prosecution and maintenance of the **Licensed Patent Rights**, and permit **Licensee** to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of **Licensed Patent Rights** and related patent applications or patents, which shall be considered by the **IC**. The **IC** shall furnish copies of relevant patent-related documents to the **Licensee** upon request.

8. MATERIALS

8.1 If **IC Materials** are provided under this **Agreement**, they shall be specified in Appendix A. Following receipt and verification of payment of the license issue royalty, as required by Paragraph 6.1 of this **Agreement**, **IC** shall provide the **Licensee** with samples of the **Materials**, as available, and to replace the **Materials**, as available, in the event of their unintentional destruction. For the avoidance of doubt, **IC shall** provide **Materials** to the **Licensee** solely at the **Licensee's** expense as specified in Appendix G.

8.2 The **Licensee** agrees to retain control over any **Materials** if provided, and the **Licensed Products**, and not to distribute them to third parties including **Affiliate(s)**, but except **Third Party Contractor(s)** as provided in Paragraph 3.2 without the prior written consent of the **IC**.

9. REPORTS ON PROGRESS, BENCHMARKS, COMMERCIAL EVALUATION PLAN

9.1 The **Licensee** shall provide written annual reports outlining results of its evaluation of the **Licensed Patent Rights**, the **Licensed Products**, **Materials**, and/or the **Licensed Processes** provided by this **Agreement** at the following times:

(a) by no later than thirty (30) days prior to the end of the first anniversary of the **Effective Date** of this **Agreement**; and

(b) within thirty (30) days following the second anniversary of the **Effective Date** of this **Agreement**, or termination of this **Agreement**, whichever occurs earlier.

9.2 These reports shall describe **Licensee's** efforts and progress in adhering to the **Commercial Evaluation Plan** for each of the **Licensed Field(s) of Use**. These reports shall also identify all **Third-Party Contractor(s)** who have received **Materials** or **Licensed Products** under this **Agreement**. The **Licensee** shall submit the report to the **IC** at the Mailing Address for **Agreement** notices indicated on the Signature Page.

9.3 The **Licensee**'s annual written reports shall include, but not be limited to, a description of the **Benchmarks** achieved and described in Appendix D that occurred during the preceding calendar year:

9.4 The **Licensee** agrees to provide sufficiently detailed information in these reports to allow the **IC** to reasonably evaluate **Licensee's** performance and its reasonable commercial efforts, as defined in Paragraph 9.2, required under this **Agreement**. If requested, the **Licensee** agrees to provide any additional information reasonably required by the **IC** to evaluate the **Licensee's** performance and its reasonable commercial efforts. The **IC** encourages these reports to include information on any of the **Licensee's** public service activities that relate to the **Licensed Patent Rights.**

9.5 All plans and reports required by this Article 10 and marked "confidential" by the **Licensee** shall, to the extent permitted by law, be treated by the **NIH** as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the **IC** under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

10. LICENSEE PEFFORMANCE

10.1 A **Commercial Evaluation Plan** for this **Agreement** is provided in Appendix E. Based on this **Commercial Evaluation Plan**, performance **Benchmarks** are determined as specified in Appendix D.

10.2 The **Licensee** agrees to use reasonable commercial efforts to develop the **Licensed Products** and the **Licensed Processes**. The phrase "reasonable commercial efforts" for the purposes of this and subsequent Paragraphs shall include adherence to the **Commercial Evaluation Plan** in Appendix E and performance of the **Benchmarks** by the requisite deadlines in Appendix D.

10.3 If the **Licensee** is in default in the performance of any material obligation under this **Agreement**, including but not limited to, adherence to the **Commercial Evaluation Plan** in Appendix E and/or performance of the **Benchmarks** by the requisite deadlines in Appendix D, **Licensee** shall provide the **IC** with written notice within thirty (30) days of the default. Upon written approval that shall not be unreasonably withheld by the **IC**, the **Licensee** may be permitted to remedy the default within sixty (60) days after the date of written notice. The **IC** may terminate this **Agreement** by written notice if the **Licensee** has not reasonably remedied the default within ninety (90) days after the date of **Licensee**'s default.

10.4 The **Licensee** is encouraged to publish the results of its research projects using the **Licensed Patent Rights, Licensed Processes, Licensed Products** or the **Materials**. In all oral presentations or written publications concerning the **Licensed Patent Rights, Licensed Processes, Licensed Products** or the **Materials**, the **Licensee** shall acknowledge the contribution by the named inventors of the **Licensed Patent Rights, Licensed Processes, Licensed Products** or the **Materials**, unless requested otherwise by the **IC** or the named inventors.

11. INFRINGEMENT AND PATENT ENFORCEMENT

11.1 The **IC** and the **Licensee** agree to notify each other promptly of each infringement or possible infringement of the **Licensed Patent Rights**, as well as, any facts which may affect the validity, scope, or enforceability of the **Licensed Patent Rights** of which either party becomes aware.

11.2 Pursuant to this **Agreement** and the provisions of 35 U.S.C. Chapter 29, the **Licensee** may:

(a) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the **Licensed Patent Rights**;

(b) in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; or

(c) settle any claim or suit for infringement of the **Licensed Patent Rights** provided, however, that the **IC** and appropriate **Government** authorities shall have the first right to take such actions; and

(d) if the **Licensee** desires to initiate a suit for patent infringement, the **Licensee** shall notify the **IC** in writing. If the **IC** does not notify the **Licensee** of its intent to pursue legal action within ninety (90) days, the **Licensee** shall be free to initiate suit. The **IC** shall have a continuing right to intervene in the suit. The **Licensee** shall take no action to compel the **Government** either to initiate or to join in any suit for patent infringement. The **Licensee** may request the **Government** to initiate or join in any suit if necessary to avoid dismissal of the suit. Should the **Government** be made a party to any suit, the **Licensee** shall reimburse the **Government** for any costs, expenses, or fees which the **Government** incurs as a result of the motion or other action, including all costs incurred by the **Government** in opposing the motion or other action. In all cases, the **Licensee** agrees to keep the **IC** reasonably apprised of the status and progress of any litigation. Before the **Licensee** commences an infringement action, the **Licensee** shall notify the **IC** and give careful consideration to the views of the **IC** and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.3 In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the **Licensed Patent Rights** shall be brought against the **Licensee** or raised by way of counterclaim or affirmative defense in an infringement suit brought by the **Licensee** under Paragraph 11.2, pursuant to this **Agreement** and the provisions of 35 U.S.C. Chapter 29 or other statutes, the **Licensee** may:

(a) defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the **Licensed Patent Rights**;

(b) in any suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; and

(c) settle any claim or suit for declaratory judgment involving the **Licensed Patent Rights**-provided, however, that the **IC** and appropriate **Government** authorities shall have the first right to take these actions and shall have a continuing right to intervene in the suit; and

(d) if the **IC** does not notify the **Licensee** of its intent to respond to the legal action within a reasonable time, the **Licensee** shall be free to do so. The **Licensee** shall take no action to compel the **Government** either to initiate or to join in any declaratory judgment action. The **Licensee** may request the **Government** to initiate or to join any suit if necessary to avoid dismissal of the suit. Should the **Government** be made a party to any suit by motion or any other action of the **Licensee**, the **Licensee** shall reimburse the **Government** for any costs, expenses, or fees, which the **Government** incurs as a result of the motion or other action. If the **Licensee** elects not to defend against the declaratory judgment action, the **IC**, at its option, may do so at its own expense. In all cases, the **Licensee** agrees to keep the **IC** reasonably apprised of the status and progress of any litigation. Before the **Licensee** commences an infringement action, the **Licensee** shall notify the **IC** and give careful consideration to the views of the **IC** and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.4 In any action under Paragraphs 11.2 or 11.3 the expenses including costs, fees, attorney fees, and disbursements, shall be paid by the **Licensee**. The value of any recovery made by the **Licensee** through court judgment or settlement shall be treated as **Net Sales** and subject to earned royalties.

11.5 The **IC** shall cooperate fully with the **Licensee** in connection with any action under Paragraphs 11.2 or 11.3. The **IC** agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by the **Licensee**.

12. NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1 The **IC** offers no warranties other than those specified in Article 1.

12.2 The **IC** does not warrant the validity of the **Licensed Patent Rights** and makes no representations whatsoever with regard to the scope of the **Licensed Patent Rights**, or that the **Licensed Patent Rights** may be exploited without infringing other patents or other intellectual property rights of third parties.

12.3 THE **IC** MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE **LICENSED PATENT RIGHTS** OR TANGIBLE MATERIALS RELATED THERETO.

12.4 The **IC** does not represent that it shall commence legal actions against third parties infringing the **Licensed Patent Rights**.

12.5 The **Licensee** shall indemnify and hold the **IC**, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a) the use by or on behalf of the **Licensee**, its sublicensees, directors, employees, or third parties of any **Licensed Patent Rights**; or

(b) the design, manufacture, distribution, or use of any **Licensed Products**, **Licensed Processes** or materials by the **Licensee**, or other products or processes developed in connection with or arising out of the **Licensed Patent Rights**.

12.6 The **Licensee** agrees to maintain a liability insurance program consistent with sound business practice.

13. TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1 This **Agreement** shall become effective as of the **Effective Date** unless the provisions of Paragraph 14.14 are not fulfilled and shall expire twenty-four (24) months from its **Effective Date**. Within sixty (60) days of the termination or expiration of this **Agreement**, unless an **IC** Exclusive or Non-exclusive Commercial Patent License has been executed for the **Licensed Patent Rights** in the **Licensed Field(s) of Use**, as stipulated in Paragraph 3.3 of this **Agreement**, the **Licensee** shall return all **Materials** and **Licensed Products** to the **IC** or provide the **IC** with written certification of their destruction. The **Licensee** further agrees that it shall be responsible for the destruction of any remaining **Materials** and **Licensed Products** from the **Third Party Contractor(s)** to the **Licensee**, and the **Licensee** shall obtain written certification from the **Third Party Contractor(s)** that any remaining **Materials** or **Licensed Products** in their possession have been destroyed and to provide **IC** with a copy of said written notification within sixty (60) days of the termination or expiration of this **Agreement**.

13.2 The **IC** reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this **Agreement** if it determines that this action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the **Licensee**.

13.3 The **IC** shall specifically have the right to terminate or modify this **Agreement**, at its sole option, if the **IC** determines that the **Licensee**:

(a) has not adhered to the **Commercial Evaluation Plan** in Appendix E, as may be amended by mutual agreement of the parties;

(b) has not performed or has not exercised reasonable commercial efforts towards performance of the **Benchmarks** by the requisite deadlines specified in Appendix D, as may be modified under Paragraph 10.3;

(c) has willfully made a false statement or willfully omitted a material fact in the license application or in any report required by this **Agreement**;

(d) has committed a material breach of a covenant or agreement contained in this **Agreement**; or

(e) cannot reasonably satisfy unmet health and safety needs.

13.4 Within thirty (30) days of receipt of written notice of the **IC**'s unilateral decision to modify or terminate this **Agreement**, the **Licensee** may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated **IC** official or designee. The decision of the designated **IC** official or designee shall be the final agency decision. The **Licensee** may thereafter exercise all administrative or judicial remedies that may be accessible.

13.5 The **Licensee** shall have a unilateral right to terminate this **Agreement** or any licenses in any country or territory by giving the **IC** sixty (60) days written notice to that effect.

13.6 Within thirty (30) days of expiration or termination of this **Agreement** under this Article 13, a final written report shall be submitted by the **Licensee** in accordance with Paragraph 9.1. The **Licensee** may not be granted additional **IC** licenses if this final reporting requirement is not fulfilled. Any royalty payments, including those incurred but not yet paid, and those related to patent expenses, due to the **IC** shall become immediately due and payable upon termination or expiration.

14. GENERAL PROVISIONS

14.1 Neither party may waive or release any of its rights or interests in this **Agreement** except in writing. The failure of the **Government** to assert a right hereunder or to insist upon compliance with any term or condition of this **Agreement** shall not constitute a waiver of that right by the **Government** or excuse a similar subsequent failure to perform any of these terms or conditions by the **Licensee**.

14.2 This **Agreement** constitutes the entire agreement between the parties relating to the subject matter of the **Licensed Patent Rights**, the **Licensed Products** and the **Licensed Processes**, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this **Agreement**.

14.3 The provisions of this **Agreement** are severable, and in the event that any provision of this **Agreement** shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this **Agreement**.

14.4 If either party desires a modification to this **Agreement**, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this **Agreement** or their designees.

14.5 The construction, validity, performance, and effect of this **Agreement** shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6 All **Agreement** notices required or permitted by this **Agreement** shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by the other party. **Agreement** notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7 This **Agreement** shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the **Licensee's Affiliate(s)** without the prior written consent of the **IC**. The parties agree that the identity of the parties is material to the formation of this **Agreement** and that the obligations under this **Agreement** are nondelegable. In the event that the **IC** approves a proposed assignment, the **Licensee** shall pay the **IC**, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this **Agreement** within sixty (60) days of the assignment.

14.8 The **Licensee** agrees in its use of any **IC**-supplied materials to comply with all applicable statutes, regulations, and guidelines, including **NIH** and **HHS** regulations and guidelines. The **Licensee** agrees not to use the **Materials** for research involving human subjects or clinical trials.

14.9 By entering into this **Agreement**, the **IC** does not directly or indirectly endorse any product or service provided, or to be provided, by the **Licensee** whether directly or indirectly related to this **Agreement**. The **Licensee** shall not state or imply that this **Agreement** is an endorsement by the **Government**, the **IC**, any other **Government** organizational unit, or any **Government** employee. Additionally, the **Licensee** shall not use the names of the **IC**, the **FDA** or the **HHS** or the **Government** or their employees in any advertising, promotional, or sales literature without the prior written approval of the **IC**.

14.10 The parties agree to attempt to settle amicably any controversy or claim arising under this **Agreement** or a breach of this **Agreement**, except for appeals of modifications or termination decisions provided for in Article 13. The **Licensee** agrees first to appeal any unsettled claims or controversies to the designated **IC** official, or designee, whose decision shall be considered the final agency decision. Thereafter, the **Licensee** may exercise any administrative or judicial remedies that may be available.

14.11 Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.12 Any formal recordation of this **Agreement** required by the laws of any **Licensed Territory** as a prerequisite to enforceability of the **Agreement** in the courts of any foreign jurisdiction or for other reasons shall be carried out by the **Licensee** at its expense, and appropriately verified proof of recordation shall be promptly furnished to the **IC**.

14.13 Paragraphs 9, 10.4, 12, 13.4, 13.6, 14.10 and 14.13 of this **Agreement** shall survive termination of this **Agreement**.

14.14 The terms and conditions of this **Agreement** shall, at the **IC's** sole option, be considered by the **IC** to be withdrawn from the **Licensee's** consideration and the terms and conditions of this **Agreement**, and the **Agreement** itself to be null and void, unless this **Agreement** is executed by the **Licensee** and a fully executed original is received by the **IC** within sixty (60) days from the date of the **IC's** signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

NIH PATENT LICENSE AGREEMENT – *EXCLUSIVE*

SIGNATURE PAGE

For the **IC**: Richard U. Rodriguez -S Digitally signed by Richard U. Rodriguez -S Date: 2020.10.15 11:57:30 -04'00'

10-15-20

Date

Richard U. Rodriguez
Associate Director
Technology Transfer Center
National Cancer Institute
National Institutes of Health

Mailing Address or E-mail Address for **Agreement** notices and reports:

Chief, Monitoring & Enforcement Branch
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the **Licensee** (upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the **Licensee** made or referred to in this document are truthful and accurate):

by: [signature]

Signature of Authorized Official

10/15/2020

Date

Paul Michaels

Printed Name

Chief Executive Officer

Title

I. Official and Mailing Address for **Agreement** notices:

Paul Michaels

Name

Chief Executive Officer

Title

Mailing Address

Connectyx Technologies Holdings Group

1825 NW Corporate Boulevard, Suite 110

Boca Raton, FL 33431

Email Address: pmichaels@connectyx.com

Phone: 561-418-7725

Fax: 561-418-7724

II. Official and Mailing Address for Financial notices (the **Licensee's** contact person for royalty payments)

Paul Michaels
Name

Chief Executive Officer
Title

Mailing Address:

Connectyx Technologies Holdings Group

1825 NW Corporate Boulevard, Suite 110

Boca Raton, FL 33431

Email Address: pmichaels@connectyx.com

Phone: 561-418-7725

Fax: 561-418-7724

Any false or misleading statements made, presented, or submitted to the **Government**, including any relevant omissions, under this **Agreement** and during the course of negotiation of this **Agreement** are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

APPENDIX A – PATENT(S) OR PATENT APPLICATION(S)

HHS Ref. No. E-221-2015-0
Entitled: "ANTIBODY - DRUG CONJUGATES FOR TARGETING CD56 - POSITIVE TUMORS"
Inventors: Dimiter S. Dimitrov, Yang Feng, and Zhongyu Zhu (NCI), and John M. Maris, Robyn Tovah Sussman (Children's Hospital of Philadelphia "CHOP").

I. U.S. Provisional Patent Application No. 62/199,707 filed July 31, 2015. **HHS** Ref No. E-221-2015-0-US-01

II. PCT Application No. PCT/US2016/044777 filed 07/29/2016. **HHS** Ref. No. E-221-2015-0-PCT-02

III. US Patent No. 10,548,987 issued February 04, 2020 (Patent Application No. 15/747,620 filed January 25, 2018). **HHS** Ref. No. E-221-2015-0-US-03.

Materials:

1. purified CD56 antibody: 5mg of m906 and 0.6 mg m900
2. m906 production CHO cell line: 1 vial
3. plasmids for m900 and m906: 10 ug of each
4. m906-PBD: 0.5mg

Additional materials may be provided under a separate license agreement.

APPENDIX B – LICENSED FIELDS OF USE AND TERRITORY

I. **Licensed Field(s) of Use:** The use of the anti-CD56 to develop an antibody-drug conjugate ("ADC") to target glioblastoma either alone or in combination with other potential immuno-oncology drugs.

II. **Licensed Territory:** Worldwide

APPENDIX C – ROYALTIES

Royalties:

I. The **Licensee** agrees to pay to the **IC** a non-creditable, non-refundable license issue royalty according to the following schedule:

(a) Five thousand US dollars ($5,000.00 USD) within sixty (60) days of the **Effective Date** of this **Agreement.**

II. The **Licensee** agrees to pay to the **IC** a non-creditable, non-refundable patent reimbursement royalty according to the following schedule:

(a) Five thousand US dollars ($5,000.00 USD) on the one-year anniversary of the **Effective Date** of this **Agreement.**

APPENDIX D – BENCHMARKS AND PERFORMANCE

The **Licensee** agrees to the following **Benchmarks** for its performance under this **Agreement** and, within thirty (30) days of achieving a **Benchmark**, shall notify the **IC** that the **Benchmark** has been achieved.

I. Initiate preclinical IND-enabling studies within six (6) months of the **Effective Date** of the **Agreement**.

II. Select at least one lead ADC candidate within eighteen (18) months of the **Effective Date** of the **Agreement**.

III. Raise at least at total of $500,000.00 within twenty-two (22) months of the **Effective Date** of the **Agreement**.

IV. IND Submission within twenty-four (24) months of the **Effective Date** of the **Agreement**.